 SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐ Definitive proxy statement
☒ Definitive additional materials
☐ Soliciting material pursuant to Section 240.14a-12

Blackwater Midstream Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Shareholders,

On behalf of Blackwater Midstream Corp., I express to you my gratitude for your investment, advice and encouragement in building our organization and supporting our vision.

Blackwater Midstream’s annual shareholder meeting was scheduled for 22/April/09 in New Orleans, Louisiana; however, we did not have a quorum.  Therefore, the meeting was adjourned until 04/May/09.

Thank you if you submitted your proxy card or otherwise voted.  If you were unable to vote or unaware of the meeting, you can still vote on the following items by submitting your proxy card:
1.) Name the current members of the Board to continue their service,
2.) Approve the Company’s Incentive Plan, and
3.) Ratify the appointment of our independent auditors.

You can read the proxy statement and related documents on our website---which is under reconstruction:      http://www.blackwatermidstream.com/proxy.html

Attached is a Proxy Card which you can complete, sign and fax to 702-433-1979 (in the USA) or you can scan and email it to Jamie@PacificStockTransfer.com

If you have any further questions, please do not hesitate to contact me.

Michael Suder

Chief Executive Officer
Blackwater Midstream Corp.
660 La Bauve Drive
Westwego, LA 70094
Tel = 504-340-3000
Fax = 504-340-9406
Cell = 201-290-8369
Email = M_Suder@yahoo.com